                                                                    EXHIBIT 10.3
                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

                                      AMONG

                              THE PERSONS LISTED ON
                           THE SIGNATURE PAGES HERETO

                                       AND

                        LONE STAR U.S. ACQUISITIONS, LLC

                          DATED AS OF FEBRUARY 27, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 PURCHASE AND SALE OF SHARES.........................................1

    1.1    Purchase and Sale..................................................1
    1.2    Purchase Price.....................................................2
    1.3    Payment............................................................2
    1.4    Earnest Money......................................................2
    1.5    Inspection Period..................................................2
    1.6    Dividends..........................................................3

ARTICLE 2 REPRESENTATIONS AND WARRANTIES......................................3

    2.1    Representations and Warranties Regarding Stockholders..............3
           (a)   Ownership of REIT Equity Securities..........................3
           (b)   Authority; No Violations; Consents and Approvals.............3
           (c)   Agreements with the REIT or REIT Subsidiaries................4
           (d)   Brokers......................................................5
    2.2    Representations and Warranties of Buyer............................5
           (a)   Organization, Standing and Power.............................5
           (b)   Authority; No Violations, Consents and Approvals.............5
           (c)   Litigation...................................................6
           (d)   Acquisition of Securities....................................6
           (e)   No Registration..............................................6
           (f)   Status as Accredited Investor................................7
           (g)   Brokers......................................................7

ARTICLE 3 COVENANTS OF PARTIES................................................7

    3.1    Covenants of the Stockholders......................................7
           (a)   Other Transactions...........................................7
           (b)   Assistance...................................................8
           (c)   Notification of Certain Matters..............................8
           (d)   Third-Party Consents.........................................8
           (e)   Resignations as Directors and Officers.......................8
           (f)   Additional Arrangements......................................8
           (g)   No Amendment of Settlement Agreement.........................9
    3.2    Covenants of the Buyer.............................................9
           (a)   Assistance...................................................9
           (b)   Notification of Certain Matters..............................9
           (c)   No Amendment of REIT Stock Purchase Agreement...............10

ARTICLE 4 MUTUAL COVENANTS...................................................10

    4.1    Additional Agreements.............................................10

ARTICLE 5 CONDITIONS PRECEDENT...............................................10

    5.1    Conditions to Each Party's Obligation.............................10
           (a)   Consents and Approvals......................................10
           (b)   No Injunctions or Restraints................................10

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

           (c)   No Action...................................................11
           (d)   Settlement of Litigation....................................11
    5.2    Conditions to Obligations of Buyer................................11
           (a)   Representations and Warranties..............................11
           (b)   Performance of Obligations..................................11
           (c)   Consents Under Agreements...................................11
           (d)   Closing Deliveries..........................................11
           (e)   Stock Exchange Listing......................................11
           (f)   Material Adverse Effect.....................................12
           (g)   REIT Stock Purchase Agreement...............................12
           (h)   Resignations as Directors and Officers......................12
    5.3    Conditions to Obligations of Stockholders.........................12
           (a)   Representations and Warranties..............................12
           (b)   Performance of Obligations of Buyer.........................12
           (c)   Closing Deliveries..........................................12
           (d)   Releases....................................................12
           (e)   Registration Rights.........................................12

ARTICLE 6 CLOSING............................................................13

    6.1    Closing...........................................................13
    6.2    Actions to Occur at Closing.......................................13

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER..................................14

    7.1    Termination.......................................................14
    7.2    Effect of Termination.............................................15

ARTICLE 8 INDEMNIFICATION....................................................16

    8.1    Indemnification of Buyer..........................................16
    8.2    Indemnification of Stockholders...................................17
    8.3    Defense of Third Party Claims.....................................17
    8.4    Direct Claims.....................................................18
    8.5    Limitations.......................................................18
           (a)   Limitation as to Time.......................................18
           (b)   No Contribution.............................................18
    8.6    Tax Related Adjustments...........................................18

ARTICLE 9 GENERAL PROVISIONS.................................................19

    9.1    Survival of Representations, Warranties, and Covenants............19
    9.2    No Waiver Relating to Claims for Fraud............................19
    9.3    Amendment and Modification........................................19
    9.4    Waiver of Compliance..............................................19
    9.5    Specific Performance..............................................20
    9.6    Severability......................................................20
    9.7    Expenses and Obligations..........................................20
    9.8    Parties in Interest...............................................20
    9.9    Notices...........................................................21
    9.10   Counterparts......................................................22

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    9.11   Entire Agreement..................................................22
    9.12   Governing Law.....................................................22
    9.13   Arbitration.......................................................23
    9.14   Public Announcements..............................................23
    9.15   Assignment........................................................23
    9.16   No Affiliate Liability............................................23
    9.17   Construction of "Stockholders."...................................24
    9.18   Headings..........................................................24
    9.19   Appointment of Stockholders' Representatives......................24
           (a)   Margolin Stockholders' Representative.......................24
           (b)   Rolph Stockholders' Representative..........................25
    9.20   Deletion of Certain Rolph Stockholders............................27

EXHIBITS:
Exhibit A           -      Form of Deposit Escrow Agreement
Exhibit B-1         -      Form of Noncompetition and Release Agreement (Fred H. Margolin)
Exhibit B-2         -      Form of Noncompetition and Release Agreement (Darrel L. Rolph)
Exhibit B-3         -      Form of Noncompetition and Release Agreement (David K. Rolph)
Exhibit C-1         -      Joint Notice and Stipulation of Dismissal With Prejudice
Exhibit C-2         -      Joint Stipulation of Dismissal With Prejudice
Exhibit D           -      Form of Promissory Note



DISCLOSURE SCHEDULES:
Schedule 2.1(a)(i)  -      Owned Securities
Schedule 2.1(a)(ii) -      Securities to be Sold to Buyer
Schedule 2.1(c)     -      Agreements with the REIT
Schedule 5.1(d)     -      Internal Litigation


                             INDEX OF DEFINED TERMS

Definitions                                                    Defined on Page #

Accredited Investor............................................................7
Affiliate......................................................................4
Agreement......................................................................1
Alternative Proposal...........................................................7
Business Day...................................................................2
Buyer..........................................................................1
Buyer Affiliate...............................................................23
Buyer Indemnified Costs.......................................................16
Buyer Indemnified Parties.....................................................17
Buyer Litigation...............................................................6
Closing.......................................................................13
Closing Date..................................................................13
control........................................................................4

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

Cure Period...................................................................14
Deferred Payment Amount........................................................2
Delivery Date..................................................................2
Deposit Escrow Agreement.......................................................2
Earnest Money..................................................................2
Encumbrances...................................................................1
Escrow Agent...................................................................2
Exchange Act...................................................................4
Final Closing Date............................................................14
Former Margolin Stockholder...................................................24
Former Rolph Stockholder......................................................26
Governmental Entity............................................................4
HSR Act........................................................................4
Indemnified Costs.............................................................18
Indemnified Party.............................................................17
Indemnifying Party............................................................17
Initial Payment Amount.........................................................2
Inspection Termination Time....................................................3
Internal Litigation...........................................................11
Knowledge......................................................................6
Liquidated Damages Release....................................................15
Majority-in-Interest..........................................................25
Management Stockholders........................................................1
Margolin Stockholders.........................................................24
Margolin Stockholders' Representative.........................................24
Nominee Shares................................................................13
Options........................................................................1
Person.........................................................................4
Promissory Note...............................................................13
Registration Rights Agreement.................................................12
REIT...........................................................................1
REIT Common Stock..............................................................1
REIT Stock Purchase Agreement.................................................12
Releases.......................................................................8
Rolph Stockholders............................................................25
Rolph Stockholders' Representative............................................25
SEC............................................................................4
Second Payment Date............................................................2
Securities.....................................................................1
Securities Act.................................................................4
Settlement Agreement...........................................................9
Share Purchase Price...........................................................2
Shares.........................................................................1
Stockholder Indemnified Costs.................................................17
Stockholders...................................................................1
Subsidiary.....................................................................4

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Successor Margolin Stockholder................................................24
Successor Rolph Stockholder...................................................26
Transaction Documents..........................................................3

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

      This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 27, 2001, by and among Fred H. Margolin, Darrel L. Rolph and David K. Rolph (collectively, the "Management Stockholders") and the other individuals and entities listed on the signature pages hereto (collectively with the Management Stockholders, the "Stockholders"), and Lone Star U.S. Acquisitions, LLC, a Delaware limited liability company (including its permitted successors and assigns, "Buyer").

      WHEREAS, on January 17, 2001 Buyer, the Stockholders and certain other entities entered into a Stock Purchase Agreement (the "Original Agreement");

      WHEREAS, the Stockholders own as of the date hereof (a) shares of common stock, par value $0.001 per share ("REIT Common Stock"), of U.S. Restaurant Properties, Inc., a Maryland corporation (the "REIT"), and (b) options to purchase shares of REIT Common Stock (each such option to purchase a share, an "Option" and, collectively, the "Options" and, collectively with the Shares (as hereinafter defined), the "Securities"), in each case in the amounts set forth on Schedule 2.1(a)(i);

      WHEREAS, Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to Buyer, certain shares of REIT Common Stock in consideration of the Share Purchase Price (as hereinafter defined), upon the terms and subject to the conditions set forth herein; and

      WHEREAS, Buyer and the Stockholders now desire to amend and restate the Original Agreement to delete certain entities as Stockholders and to make such other amendments as are set forth herein.

      NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF SHARES

      1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), each Stockholder shall sell to Buyer, and Buyer shall purchase from such Stockholder, the shares of REIT Common Stock (the "Shares") described on Schedule 2.1(a)(ii), free and clear of all liens, pledges, charges, encumbrances, claims, security interests, restrictions, rights of first refusal, defects in title, or options of any kind ("Encumbrances"), other than restrictions imposed by applicable Federal and state securities laws and as set forth on Schedule 2.1(a)(ii).

      1.2 Purchase Price. The purchase price payable by Buyer to the Stockholders in consideration for the sale of the Shares shall be an amount equal to $11.35 per Share (the "Share Purchase Price") to be paid in two installments as provided in Section 1.3 hereof.

      1.3 Payment. Subject to the satisfaction of the other terms and conditions of this Agreement, Buyer shall pay or cause to be paid to each Stockholder cash, by wire transfer of immediately available funds to an account designated by such Stockholder, as follows:

          (a) At the Closing, an amount equal to $11.00 (the "Initial Payment Amount") multiplied by the number of Shares being sold by such Stockholder.

          (b) By 5:00 p.m., Central time, on September 9, 2002 (the "Second Payment Date") an amount equal to $0.35 (the "Deferred Payment Amount") multiplied by the number of Shares being sold by such Stockholder.

      1.4 Earnest Money.

          (a) Concurrently with the execution of the Original Agreement, Buyer, the Stockholders and an escrow agent (the "Escrow Agent") executed and delivered a Deposit Escrow Agreement (the "Deposit Escrow Agreement") in the form attached hereto as Exhibit A.

          (b) If this Agreement has not been terminated on or before the Inspection Termination Time (as hereinafter defined), then at or before 5:00 p.m., Central time, on February 28, 2001, Buyer shall deposit $1,000,000 in cash (the "Earnest Money") with the Escrow Agent to be held in accordance with the terms hereof and the Deposit Escrow Agreement.

          (c) Subject to the satisfaction of the conditions set forth in Article 5 hereof, at the Closing Buyer and the Stockholders shall instruct the Escrow Agent to release and return the Earnest Money (together with any earnings thereon) by wire transfer of immediately available funds to an account designated by Buyer.

          (d) If this Agreement is terminated after the Inspection Termination Time, Buyer and the Stockholders shall instruct the Escrow Agent to release the Earnest Money (together with any earnings thereon) to Buyer or to the Stockholders, all as provided in Section 7.2.

          (e) As used in this Agreement, "Business Day" means any day other than
(i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York or Dallas, Texas are authorized or required to be closed.

      1.5 Inspection Period. On or before 5:00 p.m., Central time, on the fifth Business Day (as hereinafter defined) after the date of the Original Agreement, the Stockholders delivered the disclosure schedules of the Stockholders set forth herein to Buyer (the later of (a) such date of delivery and (b) the delivery by the REIT of the REIT Disclosure Schedule (as defined in the REIT Stock Purchase Agreement, as hereinafter defined) shall be hereinafter referred to as the "Delivery Date"). If for any reason Buyer, in its sole discretion, determines that it does not desire to purchase the Securities, then Buyer may terminate this Agreement in accordance with Section 7.1(c)(i) by delivering to the Margolin Stockholders' Representative (as hereinafter defined), David K. Rolph and the Rolph Stockholders' Representative (as hereinafter defined) a notice of termination at any time during the period (the "Inspection Period") beginning on the Delivery Date and terminating at 5:00 p.m., Dallas, Texas time, on February 27, 2001 (the "Inspection Termination Time"). If Buyer does not so terminate this Agreement before the Inspection Termination Time, Buyer shall have waived its right to terminate this Agreement under this Section 1.5 and Section 7.1(c)(i).

      1.6 Dividends. As between Buyer and the Stockholders, any dividends paid in respect of the Shares after the Closing Date shall be prorated between Buyer and the Stockholders such that each Stockholder shall be entitled to the portion of such dividends attributable to his pro rata portion of the Shares for the period prior to the Closing Date, and Buyer shall be entitled to the dividends attributable to the Shares for the period beginning on and after the Closing Date. Buyer shall pay to each Stockholder the amount of any dividends owed to such Stockholder and received by Buyer within 10 days after Buyer receives payment thereof.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties Regarding Stockholders. Each Stockholder, severally as to himself and not jointly, represents and warrants to Buyer as follows (such representations and warranties being deemed to be made on a continuous basis until the Closing):

          (a) Ownership of REIT Equity Securities.

              (i) As of the date of this Agreement, such Stockholder is the holder of record and owns beneficially the equity securities of the REIT disclosed on Schedule 2.1(a)(i).

              (ii) At the Closing, Buyer will receive good and valid title to the Shares to be sold to Buyer by such Stockholder (as designated on Schedule 2.1(a)(ii)), free and clear of all Encumbrances.

          (b) Authority; No Violations; Consents and Approvals.

              (i) Such Stockholder has full legal capacity to enter into the Transaction Documents to which he is a party and to consummate the transactions contemplated hereby and thereby. The "Transaction Documents" are defined as this Agreement, the Releases (as hereinafter defined) and the Deposit Escrow Agreement. The Transaction Documents to which such Stockholder is a party have been (or, in the case of the applicable Release, will be) duly executed and delivered by such Stockholder (or, if applicable, the Margolin Stockholders' Representative and the Rolph Stockholders' Representative) and, assuming the Transaction Documents to which other Persons are parties constitute the valid and binding obligations of such other Persons, constitute (or, in the case of the applicable Release, will constitute) valid and binding obligations of such Stockholder, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used in this Agreement, "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate, unincorporated organization, or other entity.

              (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to such Stockholder in connection with the execution and delivery of the Transaction Documents by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby or thereby, except for: (A) the filing with the Securities and Exchange Commission ("SEC") of such reports under Sections 13(a) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated hereby or thereby; (B) the submission by the REIT of a supplemental listing application regarding certain of the Shares with the New York Stock Exchange; (C) any filings required under state securities laws; (D) such filings and approvals as may be required by any applicable state laws; (E) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and (F) the filing, if applicable, of a pre-merger notification and report by the REIT under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder.

          (c) Agreements with the REIT or REIT Subsidiaries. Schedule 2.1(c) sets forth all agreements or arrangements (i) to which such Stockholder is a party relating to (A) the equity interest of such Stockholder in the REIT or any of its Subsidiaries or Affiliates, (B) any rights or obligations of such Stockholder as an officer, director or stockholder of the REIT or any of its Affiliates or Subsidiaries, (C) any right of such Stockholder to compensation or other remuneration by the REIT, or any of its Subsidiaries or Affiliates and (D) any other agreement between such Stockholder and the REIT or any Subsidiary of the REIT or (ii) to the Knowledge of such Stockholder, to which Gerald H. Graham or an Affiliate of Gerald H. Graham is a party and to which any of the REIT, an Affiliate of the REIT, or a Subsidiary of the REIT is a party. As used in this Agreement, "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (A) such party or any other Subsidiary of such party is a general partner; (B) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; (C) such party and/or any other Subsidiary of such party beneficially owns, directly or indirectly, at least a


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

majority of the equity interests; or (D) such party and/or any other Subsidiary of such party has a direct or indirect investment of $10 million or more in equity or indebtedness in such corporation or other organization.

          (d) Brokers. Except for the fee to be paid to Christopher Weil & Company, Inc., as provided in Section 9.7, no agent, broker, investment banker or other Person is or will be entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such Stockholder.

      2.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Stockholders as follows (such representations and warranties being deemed to be made on a continuous basis until the Closing):

          (a) Organization, Standing and Power. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer has no Subsidiaries.

          (b) Authority; No Violations, Consents and Approvals.

              (i) Buyer has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer, and assuming the Transaction Documents to which any other Person is a party constitute the valid and binding obligation of such Person, constitute a valid and binding obligation of Buyer enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (ii) The execution and delivery of the Transaction Documents to which Buyer is a party do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Encumbrance upon any of the properties or assets of Buyer under, require the consent or approval of any third party or otherwise result in a material detriment to Buyer under, any provision of (A) Buyer's limited liability company agreement, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or its respective properties or assets or any guarantee by Buyer of the foregoing, or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 2.2(b)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, Encumbrances or detriments that, individually or in the aggregate, would not, or could not reasonably be expected to, materially impair the ability of Buyer to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

              (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery by Buyer of the Transaction Documents to which it is a party or the consummation by Buyer of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) any filings required under state securities laws; (C) such filings and approvals as may be required by any applicable state takeover laws or environmental laws; and (D) filings under the HSR Act, if applicable.

          (c) Litigation. As of the date of this Agreement, there is no suit, action or proceeding pending, or, to the Knowledge (as hereafter defined) of Buyer, threatened against Buyer that could reasonably be expected to affect the ability of Buyer to consummate the transactions contemplated hereby ("Buyer Litigation"), and Buyer has no Knowledge of any facts that are likely to give rise to any Buyer Litigation, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Buyer that could reasonably be expected to affect the ability of Buyer to consummate the transactions contemplated hereby. As used in this Agreement, "Knowledge" means, with respect to a specified party hereto, the actual knowledge of such party.

          (d) Acquisition of Securities. Buyer is acquiring the Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf Buyer has authority to make this representation for investment and without the view to the distribution thereof within the meaning of the Securities Act or with any present intention of distributing or selling any of the Securities except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition by Buyer or such institutional investors of their property shall at all time be within their control.

          (e) No Registration. Buyer understands that the Securities (A) have not been registered under the Securities Act or any state securities laws or the securities laws of any other domestic or foreign jurisdiction and (B) will be transferred to Buyer in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act and state securities laws.

          (f) Status as Accredited Investor. Buyer is an "Accredited Investor" within the meaning of Rule 501 of Regulation D, as promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act.

          (g) Brokers. Except for the fee to be paid to Christopher Weil & Company, Inc. as provided in Section 9.7, no agent, broker, investment banker or other Person is or will be entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Buyer or any Affiliate of Buyer.

                                   ARTICLE 3

                              COVENANTS OF PARTIES

      3.1 Covenants of the Stockholders. Each of the Stockholders (or, in the case of Sections 3.1(e), (f) and (g), the Management Stockholders), severally as to himself or itself and not jointly, covenants to Buyer as follows:

          (a) Other Transactions. None of the Stockholders shall (in their capacities as stockholders of the REIT), nor shall they permit their respective Affiliates to, directly or indirectly, through any officer, director, stockholder, partner, member, manager, employee, agent, financial advisor, banker or other representative, or otherwise, solicit, initiate, or encourage the submission of any inquiry, proposal or offer from any Person relating to, or any other efforts or attempts that constitute or may reasonably be expected to lead to, any acquisition, purchase or financing of all or any material portion of the assets of the REIT or any of its Subsidiaries or Affiliates or any equity interest in the REIT or any of its Subsidiaries or Affiliates or any tender or exchange offer, merger, consolidation, share exchange, business combination, or other similar transaction with the REIT or any of its Subsidiaries or Affiliates or participate (in their capacity as stockholders of the REIT) in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other Person to do or seek any of the foregoing (any such inquiry, proposal or offer, an "Alternative Proposal"). The Stockholders shall immediately communicate to Buyer the material terms of any such Alternative Proposal (and the identity of the party making such Alternative Proposal) which they may receive and, if such Alternative Proposal is in writing, the Stockholders shall promptly deliver a copy of such Alternative Proposal to Buyer. Each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares and irrevocably agrees to attend, in Person or by proxy, and to vote or cause to be voted (or if the stockholders of the REIT act by written consent, to consent in writing, with respect to) all voting securities of the REIT that such Stockholder owns or has the right to vote or consent with respect to (a) the issuance of the shares of REIT Common Stock to be issued pursuant to the REIT Stock Purchase Agreement (as hereinafter defined) and (b) against any Alternative Proposal or other proposal or matter that may interfere with or be inconsistent with the transactions contemplated by this Agreement or that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty of any other obligation of the Stockholders or the REIT under any of the Transaction Documents. Buyer understands, acknowledges and agrees that the Stockholders are officers, directors or both of the REIT and as such have fiduciary obligations to the REIT and its stockholders and, nothing to the contrary contained herein withstanding, no action taken or which any Stockholder fails to take in his capacity as an officer or director of the REIT shall be a breach of this Section 3.1(a) or any other provision of this Agreement, including (without limitation) any action in such capacity that results in Buyer's right to terminate the REIT Stock Purchase Agreement pursuant to Section 7.1(c)(ii), Section 7.1(c)(v) or Section 7.1(c)(vi) of such agreement or the REIT's right to terminate the REIT Stock Purchase Agreement pursuant to Section 7.1(d) of such agreement.

          (b) Assistance. If Buyer requests, the Stockholders shall use reasonable efforts to cooperate in all reasonable respects in connection with any financing efforts of Buyer or its Affiliates and in making any filings that may be made by Buyer or its Affiliates with the SEC, all at the sole expense of Buyer.

          (c) Notification of Certain Matters. Each Stockholder shall give prompt written notice to Buyer of (a) the occurrence, or failure to occur, of any event of which he has Knowledge that has caused or that would be likely to cause any representation or warranty of any Stockholder contained in this Agreement or the other Transaction Documents to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (b) the failure of any Stockholder or, to the extent of his Knowledge, the failure of any officer, director, employee or agent of the REIT and the Subsidiaries of the REIT, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder or thereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

          (d) Third-Party Consents. After the date hereof and prior to the Closing, each Stockholder shall use all commercially reasonable efforts, including making any required payments, to obtain the written consent from any party to any contract or agreement to which such Stockholder is a party that is required to permit the consummation of the transactions contemplated hereby or that is required to prevent a breach of such contract or agreement or the creation of the right to terminate such contract or agreement.

          (e) Resignations as Directors and Officers. At the Closing, each Management Stockholder shall resign as a director of the REIT and its Subsidiaries and from each position such Management Stockholder may hold as an officer of the REIT or any of its Subsidiaries. In addition, the Management Stockholders shall have entered into Noncompetition and Release Agreements in favor of the REIT in the forms attached hereto as Exhibit B-1, with respect to Fred H. Margolin, Exhibit B-2, with respect to Darrel L. Rolph, and Exhibit B-3, with respect to David K. Rolph (collectively, the "Releases"), and each Management Stockholder shall deliver an executed copy of his respective Release to Buyer.

          (f) Additional Arrangements. Subject to the terms and conditions herein provided, each of the Management Stockholders (in their capacities as stockholders of the REIT) shall take, or cause to be taken, all action that stockholders in their capacity as such can take or cause to be taken, and shall do, or cause to be done, all things that stockholders in their capacity as such can do or cause to be done, necessary, appropriate or desirable under any applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings; provided, however, that, except as provided in Section 3.1(d), nothing contained herein shall be construed to require any Management Stockholder to expend any money, incur any obligation or duty or to waive any right, privilege or preference, except as expressly provided in the Transaction Documents, without compensation that is acceptable to such Management Stockholder. Each of the Management Stockholders (in their capacities as stockholders of the REIT) shall take, or cause to be taken, all action that stockholders in their capacity as such can take or cause to be taken, or shall do, or cause to be done, all things that stockholders in their capacity as such can do or cause to be done, necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable; provided, however, that, except as provided in Section 3.1(d), nothing contained herein shall be construed to require any Management Stockholder to expend any money, incur any obligation or duty or to waive any right, privilege or preference, except as expressly provided in the Transaction Documents, without compensation that is acceptable to such Management Stockholder. In addition, if any Governmental Entity shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of the Management Stockholders, solely in his capacity as a stockholder, shall use his reasonable best efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable; provided, however, that nothing contained herein shall be construed to require any Management Stockholder to expend any money, incur any obligation or duty or to waive any right, privilege or preference, except as expressly provided in the Transaction Documents, without compensation that is acceptable to such Management Stockholder.

          (g) No Amendment of Settlement Agreement. Each Management Stockholder agrees that he shall not amend, waive, terminate or breach any provision of that certain settlement agreement (the "Settlement Agreement") dated December 29, 2000 and entered into by and among the parties to the Internal Litigation (as hereinafter defined), a true and correct copy of which has been delivered to Buyer, unless such amendment, waiver or breach would not adversely affect Buyer, Buyer's rights hereunder or the ability of Buyer, the REIT or the Stockholders to perform on a timely basis any material obligation under this Agreement or any of the other Transaction Documents to which such Person is a party or to consummate the transactions contemplated hereby or thereby.

      3.2 Covenants of the Buyer. Buyer covenants to each Stockholder as follows:

          (a) Assistance. If the REIT requests, Buyer shall use reasonable efforts to cooperate in all reasonable respects in connection with any filings that may be made by the REIT or its Affiliates with the SEC in connection with this Agreement or the REIT Stock Purchase Agreement, all at the sole expense of the REIT.

          (b) Notification of Certain Matters. Buyer shall give prompt written notice to each Stockholder of (i) the occurrence, or failure to occur, of any event of which Buyer has Knowledge that has caused or that would be likely to cause any representation or warranty of

Buyer contained in this Agreement, the REIT Stock Purchase Agreement or the other Transaction Documents to be untrue or inaccurate in any material respect at any time from the date hereof through the Closing Date or (ii) the failure of Buyer or, to the extent of its Knowledge, the failure of the REIT, or the Subsidiaries of the REIT, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder or thereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

          (c) No Amendment of REIT Stock Purchase Agreement. Buyer agrees it shall not amend, waive, terminate (except in accordance with its terms but other than a termination pursuant to Section 7.1(a) thereof) or breach any provision of the REIT Stock Purchase Agreement unless such amendment, waiver, termination or breach would not adversely affect the ability of Buyer or the REIT to perform on a timely basis any material obligation under this Agreement, the REIT Stock Purchase Agreement or any of the other Transaction Documents to which Buyer is a party or to consummate the transactions contemplated hereby or thereby.

                                   ARTICLE 4

                                MUTUAL COVENANTS

      4.1 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the Stockholders and Buyer will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary to comply with this Agreement, the parties to this Agreement or their duly authorized representatives shall take all such action as is commercially reasonable.

                                   ARTICLE 5

                              CONDITIONS PRECEDENT

      5.1 Conditions to Each Party's Obligation. The respective obligations of Buyer and each Stockholder to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Consents and Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c) No Action. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

          (d) Settlement of Litigation. With respect to all litigation, arbitration, and other proceedings described on Schedule 5.1(d) (the "Internal Litigation"), a Joint Notice of Stipulation and Dismissal with Prejudice in the form attached hereto as Exhibit C-1 and a Joint Stipulation of Dismissal with Prejudice in the form attached hereto as Exhibit C-2 shall have been fully executed and filed with the appropriate courts, and Buyer shall have received evidence reasonably satisfactory to it of such execution and filing, and no amendment, waiver, termination or breach of the Settlement Agreement shall have occurred that would materially adversely affect Buyer, Buyer's rights hereunder or the ability of Buyer, the REIT or the Stockholders to perform on a timely basis any material obligation under this Agreement or any of the other Transaction Documents to which such Person is a party or to consummate the transactions contemplated hereby or thereby.

      5.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Buyer:

          (a) Representations and Warranties. The representations and warranties of each Stockholder set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of a Stockholder contained herein that is qualified by a materiality standard or a material adverse effect qualification shall not be further qualified hereby), and Buyer shall have received a certificate to the foregoing effect signed by each of the Stockholders (but only as to themselves).

          (b) Performance of Obligations. The Stockholders shall have performed in all material respects (provided that any covenant or agreement that is qualified by a materiality standard or material adverse effect qualification shall not be further qualified hereby) all obligations required to be performed by them under this Agreement prior to the Closing Date, and Buyer shall have received a certificate to such effect signed by each of the Stockholders (but only as to themselves).

          (c) Consents Under Agreements. Buyer shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each Person that is a party to any contract or agreement (including evidence of the payment or any required payment) and whose consent or approval shall be required in order to permit the consummation of the transactions contemplated hereby or to prevent a breach of such contract or agreement or the creation of a right to terminate such contract or agreement, and such consent or approval shall be in form and substance reasonably satisfactory to Buyer.

          (d) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by the Stockholders pursuant to Section 6.2(b) shall have been delivered.

          (e) Stock Exchange Listing. The Shares shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

          (f) Material Adverse Effect. There shall not have occurred (i) any event, circumstance, condition, fact, effect or other matter which has had or could reasonably be expected to have a material adverse effect on the ability of the Stockholders to perform on a timely basis any material obligation under this Agreement or any of the other Transaction Documents to which such Person is a party or to consummate the transactions contemplated hereby or thereby, or (ii) any material disruption of, or material adverse change in, financial, banking or capital market conditions.

          (g) REIT Stock Purchase Agreement. The transactions contemplated to occur at the First Closing (as defined in the REIT Stock Purchase Agreement) by that certain Amended and Restated Stock Purchase Agreement of even date herewith by and between Buyer and the REIT (the "REIT Stock Purchase Agreement") shall have been completed, in accordance with the terms of the REIT Stock Purchase Agreement, concurrently with the Closing.

          (h) Resignations as Directors and Officers. Each Management Stockholder shall have resigned as a director of the REIT and its Subsidiaries and from each position such Management Stockholder may hold as an officer of the REIT or any of its Subsidiaries, and Buyer shall have received an executed copy of each resignation required by Section 3.1(e).

      5.3 Conditions to Obligations of Stockholders. The obligation of the Stockholders to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Stockholders.

          (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Buyer contained herein that is qualified by a materiality standard shall not be further qualified hereby), and the Stockholders shall have received a certificate to the foregoing effect signed on behalf of Buyer by an officer of Buyer.

          (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects (provided that any covenant or agreement that is qualified by a materiality standard shall not be further qualified hereby) the obligations required to be performed by it under this Agreement prior to the Closing Date, and the Stockholders shall have received a certificate to such effect signed on behalf of Buyer by an officer of Buyer.

          (c) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Buyer pursuant to Section 6.2(a) shall have been delivered.

          (d) Releases. Counterparts of the Releases shall have been executed by the REIT and delivered to the Management Stockholders.

          (e) Registration Rights. REIT and Stockholders shall have entered into an agreement providing for a resale shelf registration statement with respect to any REIT Common Stock issuable upon exercise of the Options, to be effective for a period of up to five years and on terms customary for agreements of such type, including mutual indemnification provisions as are customary in similar situations (the "Registration Rights Agreement"). The Registration Rights Agreement shall provide that the REIT shall bear all reasonable costs and expenses associated with such registration (except for underwriters' discounts and commissions, if any), including without limitation the reasonable fees and expenses of one counsel representing the Stockholders.

                                   ARTICLE 6

                                     CLOSING

      6.1 Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place, subject to the earlier satisfaction or waiver of each of the conditions set forth in Article 5 (other than the conditions set forth in Sections 5.2(d), 5.2(g) and 5.3(c)) concurrently with the closing of the transactions contemplated by the REIT Stock Purchase Agreement, at 9:30 a.m., Central time, on March 9, 2001, at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties (the "Closing Date").

      6.2 Actions to Occur at Closing.

          (a) At the Closing, Buyer shall deliver to the Stockholders the following:

              (i) Purchase Price. To each Stockholder, an amount equal to the Initial Payment Amount multiplied by the number of Shares being sold by such Stockholder by wire transfer of immediately available funds to an account designated by such Stockholder; and

              (ii) Certificates. The certificates referred to in Sections 5.3(a) and 5.3(b).

              (iii) Promissory Notes. Three Promissory Notes, in the form attached hereto at Exhibit D (each a "Promissory Note"), which have an aggregate principal amount equal to the Deferred Payment Amount multiplied by the number of Shares being sold by the Stockholders.

          (b) At the Closing, the Stockholders shall deliver to Buyer the following:

              (i) Share Certificates. Certificates representing the Shares identified on Schedule 2.1(a)(ii), duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and otherwise in proper form for transfer; provided, however, that the Stockholders shall use his or its reasonable best efforts to cause the certificates for any Shares held in a custodial account, foundation or trust (the "Nominee Shares") to be delivered on or within 60 days after the Closing Date and, if the certificates representing Nominee Shares are not delivered within 60 days following the Closing Date, this Agreement shall be terminated with respect to such Nominee Shares, and thereafter the Buyer shall have no obligation to purchase such Nominee Shares, and such Stockholder owning such shares shall have no obligation to sell such Nominee Shares. Nothing to the contrary contained herein withstanding, Buyer shall have no obligation to deliver payment of the Initial Installment Amount for Nominee Shares until such time as the certificates representing such shares are tendered to Buyer;

              (ii) Certificates. The certificates described in Sections 5.2(a) and 5.2(b);

              (iii) Consents. The original of each consent, if any, contemplated by Section 5.2(c);

              (iv) Releases. Provided that the condition in Section 5.3(d) has been satisfied, counterparts of the applicable Release executed by each Management Stockholder; and

              (v) Resignations. The resignations referred to in Section 3.1(e).

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated prior to the Closing:

          (a) by mutual consent of Buyer and the Stockholders;

          (b) by either Buyer or the Stockholders:

              (i) in the event of a breach by the other party of any representation, warranty, covenant, agreement, or obligation contained in this Agreement which cannot be or has not been cured within ten days (the "Cure Period") following receipt by the breaching party of written notice of such breach; provided, however, that there shall be no right to cure any breach of Section 1.4, Section 3.1(a) or Section 6.2; provided, further, that no Stockholder shall be deemed to be in default of its obligations under Section 6.2(b) as a result of any failure to obtain a consent referred to in Section 6.2(b)(iii) (subject to compliance with the provisions of Section 3.1(d)); and provided, further, that the Stockholders may not terminate this Agreement pursuant to this Section 7.1(b)(i) at or prior to the Inspection Termination Time;

              (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, or ruling Buyer and the Stockholders shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement or the other Transaction Documents, and such order, decree, ruling, or other action shall have become final and nonappealable; or

              (iii) if the Closing shall not have occurred by 5:00 p.m., Central time, on the 150th day after the Delivery Date (the "Final Closing Date"); provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (c) by Buyer:

              (i) pursuant to the provisions of Section 1.5 upon delivery of the notice of termination to the Margolin Stockholders' Representative, David
      K. Rolph and the Rolph Stockholders' Representative;

              (ii) if the Settlement Agreement has been amended, waived, terminated or breached in a manner that would materially adversely affect Buyer, Buyer's rights hereunder or the ability of Buyer, the REIT or the Stockholders to perform on a timely basis any material obligation under this Agreement or any of the other Transaction Documents to which such Person is a party or to consummate the transactions contemplated hereby or thereby;

              (iii) if the REIT Stock Purchase Agreement is terminated in accordance with its terms (other than as a result of a breach of the REIT Stock Purchase Agreement by Buyer and other than pursuant to Section 7.1(a) thereof); or

              (iv) upon the occurrence of an event described in Section 5.2(f);
      or

          (d) by the Stockholders, if Buyer fails to deposit $1,000,000 with the Escrow Agent at or before 5:00 p.m., Central time, on February 28, 2001; provided that this Agreement has not otherwise been terminated prior to such time.

      The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, a party that is in material breach of this Agreement shall not be entitled to terminate this Agreement except, in the case of a default by any Stockholder, with the consent of Buyer, or in the case of a default by Buyer, with the consent of each Stockholder.

      7.2 Effect of Termination. In the event of a termination of this Agreement by either the Stockholders or Buyer as provided above, there shall be no liability on the part of any of the Stockholders or Buyer, except for liability arising out of a breach of this Agreement as limited by the provisions of this
Section 7.2, except as otherwise set forth in Section 9.2. Article 9 and this
Article 7 shall survive termination of this Agreement. If, after the Inspection Termination Time and prior to the Closing, Buyer should breach this Agreement in a manner which gives rise to a termination right pursuant to Section 7.1(b)(i) or 7.1(d) on the part of the Stockholders (which breach shall include a purported or wrongful termination of this Agreement by Buyer made in breach of this Agreement), then the Stockholders' sole and exclusive right and remedy shall be to terminate this Agreement pursuant to Section 7.1(b)(i) or 7.1(d) and to receive payment of the liquidated damages described below as provided in this
Section 7.2. If this Agreement is terminated by the Stockholders pursuant to
Section 7.1(b)(i) or 7.1(d), the parties agree and acknowledge that the Stockholders will suffer damages that are not practicable to ascertain. Accordingly, in such event and if, within ten Business Days after termination of this Agreement by the Stockholders pursuant to Section 7.1(b)(i) or 7.1(d), the Stockholders deliver to Buyer a written demand for liquidated damages and an executed copy of the applicable release as provided in the Deposit Escrow Agreement (the "Liquidated Damages Release"), the Stockholders shall be entitled to an aggregate amount in cash equal to $1,000,000 (together with any Interest, as defined in the Deposit Escrow Agreement), as liquidated damages payable by Buyer in accordance with the provisions of the Deposit Escrow Agreement within ten Business Days after receipt of the written demand by the Stockholders. Such amount shall be paid to the Stockholders pro rata based on the value of the Securities (based on the Share Purchase Price) proposed to be sold to Buyer pursuant to the terms of this Agreement by each Stockholder. As security for payment thereof, Buyer has concurrently with the execution hereof entered into the Deposit Escrow Agreement with the Stockholders and the Escrow Agent as provided in Section 1.4, and Buyer will prior to the Inspection Termination Time deposit $1,000,000 with the Escrow Agent if this Agreement is not terminated prior to such deposit. The parties agree that the foregoing liquidated damages are reasonable considering all the circumstances existing as of the date hereof and constitute the parties' good faith estimate of the actual damages reasonably expected to be suffered by the Stockholders as a result of the termination of this Agreement. The Stockholders agree that, to the fullest extent permitted by law, the Stockholders' right to terminate this Agreement and to receive payment of the liquidated damages described above as provided in this Section 7.2 shall be the Stockholders' sole and exclusive right and remedy if the Closing does not occur with respect to any damages whatsoever that the Stockholders may suffer or allege to suffer as a result of any claim or cause of action asserted by the Stockholders relating to or arising from breaches of the representations, warranties or covenants of Buyer contained in this Agreement and to be made or performed at or prior to the Closing. If this Agreement is terminated either by Buyer or the Stockholders pursuant to any provision of Section 7.1 other than a termination (A) by the Stockholders pursuant to Section 7.1(b)(i) or 7.1(d), or
(B) by Buyer pursuant to Section 7.1(c)(i), then Buyer and the Stockholders shall instruct the Escrow Agent in writing to release the Earnest Money (including any accrued interest thereon), if any, to Buyer. If the Stockholders deliver to the Escrow Agent a fully executed counterpart of the Liquidated Damages Release in accordance with the Deposit Escrow Agreement, Buyer shall be deemed to have received a counterpart of the Liquidated Damages Release for purposes of this Section 7.2.

                                   ARTICLE 8

                                 INDEMNIFICATION

      8.1 Indemnification of Buyer.

          (a) From and after the Closing and subject to the provisions of this
Article 8 and Section 9.2 below, each Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Buyer Indemnified Parties (as hereinafter defined) from and against any and all Buyer Indemnified Costs (as hereinafter defined); provided, however that the liability of any Stockholder individually for any Buyer Indemnified Costs shall not exceed an amount equal to the Share Purchase Price multiplied by the number of Shares purchased from such Stockholder by Buyer.

          (b) As used in this Agreement,

              (i) "Buyer Indemnified Costs" means all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that arise out of any breach by the indemnifying Stockholder of any of the covenants or agreements of such Stockholder contained in this Agreement or the Deposit Escrow Agreement or the breach by the indemnifying Stockholder of any representation or warranty of such indemnifying Stockholder contained in Section 2.1 of this Agreement.

              (ii) "Buyer Indemnified Parties" means Buyer and each officer, director, partner, member, manager, agent, employee, stockholder and other Affiliate of Buyer.

      8.2 Indemnification of Stockholders. From and after the Closing and subject to the provisions of this Article 8 and Section 9.2 below, Buyer agrees to indemnify and hold harmless each of the Stockholders from and against any and all Stockholder Indemnified Costs. As used in this Agreement, "Stockholder Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Stockholders incurs and that arise out of any breach by Buyer of any of the covenants or agreements contained in this Agreement or the Deposit Escrow Agreement or the breach of any representation or warranty of the Buyer contained in Section 2.2 of this Agreement.

      8.3 Defense of Third Party Claims. (a) If any third party shall notice the Buyer Indemnified Parties or the Stockholders, as the case may be (the "Indemnified Party"), with respect to any matter which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 8, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement from all liability with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably) and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). An Indemnifying Party who fails to give the Indemnified Party notice within such 15-day period that the Indemnifying Party is assuming the defense of the matter shall have waived its right to assume the defense thereof.

          (b) Notwithstanding the provisions of Section 8.3(a), the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgement of any third-party action to the extent that the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party.

      The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article 8 and, in connection therewith, shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

      8.4 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 8.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Buyer Indemnified Costs or Stockholder Indemnified Costs, as the case may be ("Indemnified Costs"), which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in Section 9.2, the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless (and then solely to the extent) the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

      8.5 Limitations. The following provisions of this Section 8.5 shall be applicable after the time of the Closing:

          (a) Limitation as to Time. No Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article 8 unless a written claim for indemnification in accordance with Section 8.3 or 8.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before the first anniversary of the Closing Date, except that this time limitation shall not apply to any (i) claims for fraud pursuant to Section 9.2 or (ii) claims for breaches of the representations and warranties contained in Section 2.1(a) (relating to ownership of the Securities) and Section 2.1(b) (relating to capacity of the Stockholders), which representations and warranties shall survive until the expiration of the applicable statute of limitations.

          (b) No Contribution. Effective as of the Closing, the Stockholders waive and release any and all rights that they may have under this Agreement or any other Transaction Document to assert claims of contribution against the REIT or any of its Subsidiaries in respect of liability of Stockholders for breaches of any representation, warranty or covenant of the Stockholders in any of the Transaction Documents.

      8.6 Tax Related Adjustments. The Stockholders and Buyer agree that any payment of Indemnified Costs made hereunder will be treated by the parties on their Tax Returns as an adjustment to the total purchase price paid for the Shares pursuant to Section 1.2. If, notwithstanding such treatment by the parties, any payment of Indemnified Costs is determined to be taxable income rather than adjustment to such total purchase price by any taxing authority, then the Indemnifying Party shall indemnify the Indemnified Party for any Taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this Section 8.6), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

                                   ARTICLE 9

                               GENERAL PROVISIONS

      9.1 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made in this Agreement or any other Transaction Document shall survive the Closing as provided below. The representations and warranties set forth in this Agreement (other than representations and warranties contained in Section 2.1(a) (relating to ownership of the Shares) and Section 2.1(b) (relating to authority of the Stockholders), which representations and warranties shall survive until the expiration of the applicable statute of limitations) or any other Transaction Document shall terminate on the first anniversary of the Closing Date. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted in writing pursuant to Section 8.3 or Section 8.4 hereof before the date of termination. To the extent that such are performable after the Closing, each of the covenants and agreements contained in each of the Transaction Documents shall survive the Closing indefinitely; provided, however, effective as of the Closing, the Stockholders, on the one hand, and Buyer, on the other hand, shall be deemed to have waived any and all rights and remedies as to any breach by the other party of any covenant and agreement of such party contained in each Transaction Document to be performed by such party at or prior to the Closing.

      9.2 No Waiver Relating to Claims for Fraud. The liability of any party under Article 8 shall be in addition to, and not exclusive of, any other liability that such party may have at law or equity based on such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in Section 8.5, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit,
(a) the time period during which a claim for fraud may be brought, or (b) the recourse which any such party may seek against another party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this Section 9.2, nor any reference to this Section 9.2 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

      9.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by the parties hereto or by Buyer and the Stockholders (or, in the case of the Margolin Stockholders and the Rolph Stockholders, by the Margolin Stockholders' Representative and/or the Rolph Stockholders' Representative, as applicable).

      9.4 Waiver of Compliance. Any failure of Buyer on the one hand, or a Stockholder, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound by such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

      9.5 Specific Performance. The parties recognize that in the event a Stockholder should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. Provided that Buyer timely complies with its obligations under Section 1.4, in the event of any action to enforce this Agreement specifically, the Stockholders hereby waive the defense that there is an adequate remedy at law. Provided that Buyer timely complies with its obligations under Section 1.4, in no event shall the Stockholders be entitled to seek specific performance with respect to any of Buyer's obligations arising under this Agreement.

      9.6 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced under any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      9.7 Expenses and Obligations. Except as otherwise expressly provided in this Agreement or as provided by law, if the Closing does not occur, all costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses; provided, however, that this Section
9.7 shall not relieve any party from any liability resulting from such party's breach of this Agreement. If the Closing does occur, then, except as so provided, all costs and expenses incurred by the Stockholders, on the one hand, and Buyer, on the other, in connection with such consummation shall be borne solely and entirely by the Stockholders and Buyer, respectively. Notwithstanding the foregoing, upon the Closing, Buyer shall pay $131,250, Fred H. Margolin shall pay $30,535.72, Darrel L. Rolph shall pay $20,357.14, David K. Rolph shall pay $20,357.14, and the REIT shall pay $60,000 (or an aggregate of $262,500) to Christopher Weil & Company, Inc. as a result of the consummation of the transactions contemplated hereby.

      9.8 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other Person (other than the Indemnified Parties as provided in Article 8) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      9.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to Buyer, to:

                    Lone Star Fund III (U.S.), L.P.
                    600 North Pearl Street
                    Suite 1500, LB 164
                    Dallas, Texas  75201
                    Attention:  J.D. Dell
                    Facsimile: (214) 754-8401

                    with copies to:

                    Vinson & Elkins L.L.P.
                    3700 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas  75201
                    Attention:  Michael D. Wortley
                    Facsimile: (214) 999-7732

               (b)  If to the Stockholders, to:

                    Fred H. Margolin
                    Ann E. & Fred H. Margolin, Jt. Tn.
                    Ann E. Margolin, Custodian for Jane M. Margolin UTXUTMA Ann E. Margolin, Custodian for Richard Margolin UTXUTMA Ann E. Margolin Trustee of Fred H. Margolin Legacy Trust Fred H. Margolin Trustee of Ann E. Margolin Legacy Trust The Ann E. and Fred H. Margolin Foundation
                    c/o Margolin Stockholders' Representative
                    10515 Lennox Lane
                    Dallas, Texas 75229
                    Facsimile: (972) 233-6453

                    Darrel L. Rolph
                    Darrel L. Rolph, Trustee of the Darrel L. Rolph Living Trust
                           U/A/D 4/21/97
                    1877 North Rock Road
                    Wichita, Kansas 67206
                    Facsimile: (316) 681-1693

                    David K. Rolph
                    c/o SASNAK Management Corporation
                    1877 North Rock Road
                    Wichita, Kansas 67206
                    Facsimile: (316) 681-1693

                    with copies to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    1700 Pacific Ave., Suite 4100
                    Dallas, Texas  75201
                    Attention:  Terry M. Schpok
                    Facsimile:  (214) 969-4343

                    and

                    Thompson & Knight L.L.P.
                    1700 Pacific Ave., Suite 3300
                    Dallas, Texas  75201
                    Attention:  Fred W. Fulton
                    Facsimile:  (214) 969-1751

      Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

      9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.11 Entire Agreement. This Agreement (which term shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder), along with the other agreements referenced herein, constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

      9.12 Governing Law. This Agreement shall be construed in accordance with and governed by the internal law of the State of Delaware (without reference to its rules as to conflicts of law).

      9.13 Arbitration. Any controversy or claim arising out of or relating to this Agreement, the other Transaction Documents, and the transactions contemplated herein or therein, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted under the Emergency Interim Relief Procedures of the AAA Commercial Arbitration Rules. The arbitration tribunal shall be composed of a single arbitrator, to be appointed pursuant to AAA rules and Emergency Interim Relief Procedures. The Optional Rules for Large, Complex Commercial Disputes shall not apply. Pursuant to Rule E-8, the arbitration hearing shall be conducted in Dallas, Texas, within 30 days after confirmation of the arbitrator's appointment. The arbitrator shall not have the authority to award punitive damages.

      9.14 Public Announcements. The Stockholders, on the one hand, and Buyer, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act or the Exchange Act.

      9.15 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that upon notice to the Stockholders and without releasing Buyer from any of its obligations or liabilities hereunder, (a) Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any one or more Affiliates of Buyer or any Person with or into which Buyer or any parent company of Buyer merges or consolidates and (b) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of the Stockholders. The Stockholders shall execute an acknowledgment of such collateral assignments in such forms as Buyer's lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Stockholders that any such collateral assignment has been foreclosed upon, the Stockholders shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns. Any attempted assignment in violation of this Section 9.15 shall be null and void.

      9.16 No Affiliate Liability. Each of the following is herein referred to as a "Buyer Affiliate": (a) any direct or indirect holder of any equity interests or securities in Buyer (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Buyer, or (c) any director, officer, employee, representative or agent of (i) Buyer, (ii) any Affiliate of Buyer or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Buyer Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (other than Buyer or an assignee of this Agreement), and the Stockholders hereby waive and release all claims of any such liability and obligation, it being understood that no such Person or entity (other than Buyer or an assignee of this Agreement) shall be liable for or in respect of this Agreement or the other Transaction Documents and the transactions contemplated hereby or thereby.

      9.17 Construction of "Stockholders." Except as otherwise expressly provided herein, all references to "Stockholders" herein shall mean all Stockholders and any action to be taken by the Stockholders must be taken by all of the Stockholders.

      9.18 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

      9.19 Appointment of Stockholders' Representatives.

          (a) Margolin Stockholders' Representative.

              (i) By the execution and delivery of this Agreement, each of Fred
      H. Margolin, Ann E. & Fred H. Margolin, Jt. Tn., the Jane M. Margolin UTXUTMA, the Richard Margolin UTXUTMA, the Fred H. Margolin Legacy Trust, the Anne E. Margolin Legacy Trust, the Ann E. and Fred H. Margolin Foundation and Ann E. Margolin (collectively, the "Margolin Stockholders") hereby irrevocably constitute and appoint Fred H. Margolin as the true and lawful agent and attorney-in-fact (the "Margolin Stockholders' Representative") of such Margolin Stockholder with full authority and power of substitution to act in the name, place and stead of such Margolin Stockholder with respect to the consummation of the transactions contemplated hereunder and under any other Transaction Documents.

              (ii) Buyer, the other Buyer Indemnified Parties, and any other person, may conclusively and absolutely rely, without inquiry, upon any action of the Margolin Stockholders' Representative as the action of each Margolin Stockholder in all matters referred to herein, and each Margolin Stockholder confirms all that the Margolin Stockholders' Representative shall do or cause to be done by virtue of his or her or its appointment as the Margolin Stockholders' Representative.

              (iii) Each Margolin Stockholder covenants and agrees that it will not voluntarily revoke the power of attorney conferred in this Section 9.19(a). If any Margolin Stockholder dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Margolin Stockholder being a "Former Margolin Stockholder") and, as a result, the power of attorney conferred by this Section 9.19(a) is revoked by operation of law, it shall not be a breach by such Former Margolin Stockholder under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Margolin Stockholder (each a "Successor Margolin Stockholder") confirms the appointment of the Margolin Stockholders' Representative as agent and attorney-in-fact for such Successor Margolin Stockholder. Notwithstanding the foregoing sentence, if the power of attorney conferred by this Section 9.19(a) is revoked by operation of law and thereafter not reconfirmed by the Successor Margolin Stockholder prior to the Closing, such revocation shall not be deemed a breach by the Successor Margolin Stockholder of any of the provisions of this Agreement provided that the Securities held by such Successor

      Margolin Stockholder are delivered for transfer to Buyer at the Closing duly endorsed for transfer or accompanied by stock powers duly endorsed for transfer and further provided that such Successor Margolin Stockholder executes and delivers such other certificates, documents or instruments (including, without limitation, any amendments hereto, and the Deposit Escrow Agreement) that would have been delivered on its behalf by the Margolin Stockholders' Representative had such Successor Margolin Stockholder reconfirmed the agency and power of attorney conferred by this
      Section 9.19(a). The Margolin Stockholders' Representative may resign as the Margolin Stockholders' Representative for any reason and at any time by written notice to Buyer and each Margolin Stockholder. If at any time Fred H. Margolin (or any successor Margolin Stockholders' Representative) resigns from his, her or its position as the Margolin Stockholders' Representative, the Majority-in-Interest (as hereinafter defined) of the Margolin Stockholders shall designate a successor as soon as practicable and shall notify Buyer in writing of such designation. Upon written notice delivered to Buyer, the Margolin Stockholders may change the identity of the Margolin Stockholders' Representative by written consent signed by the Majority-in-Interest of the Margolin Stockholders (including as a result of the resignation by the Margolin Stockholders' Representative). "Majority-in-Interest" means, with respect to a group of Stockholders, Stockholders whose shares represent more than 50% of the REIT Common Stock (based on shares of the REIT Common Stock actually issued and outstanding at the time of determination and, with respect to any time following the Closing, as of the Closing Date) collectively owned by such group.

              (iv) Each of the Margolin Stockholders hereby consents and agrees to all actions or inactions taken or omitted to be taken in good faith by the Margolin Stockholders' Representative under this Agreement, the Deposit Escrow Agreement or any other Transaction Document and hereby agrees to indemnify and hold harmless the Margolin Stockholders' Representative from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and legal fees and expenses) incurred in any claim, action, dispute or proceeding between any such person or persons and the Margolin Stockholders (or any of them) or between any such person or persons and any third party or otherwise incurred or suffered as a result of or arising out of such actions or inactions.

          (b) Rolph Stockholders' Representative.

              (i) By the execution and delivery of this Agreement, each of Darrel L. Rolph and the Darrel L. Rolph Living Trust U/A/D 4/21/97 (collectively, the "Rolph Stockholders") hereby irrevocably constitute and appoint Darrel L. Rolph as the true and lawful agent and attorney-in-fact (the "Rolph Stockholders' Representative") of such Rolph Stockholder with full authority and power of substitution to act in the name, place and stead of such Rolph Stockholder with respect to the consummation of the transactions contemplated hereunder and under any other Transaction Documents.

              (ii) Buyer, the other Buyer Indemnified Parties, and any other person, may conclusively and absolutely rely, without inquiry, upon any action of the Rolph Stockholders' Representative as the action of each Rolph Stockholder in all matters referred to herein, and each Rolph Stockholder confirms all that the Rolph Stockholders' Representative shall do or cause to be done by virtue of his or her or its appointment as the Rolph Stockholders' Representative.

              (iii) Each Rolph Stockholder covenants and agrees that it will not voluntarily revoke the power of attorney conferred in this Section 9.19(b). If any Rolph Stockholder dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Rolph Stockholder being a "Former Rolph Stockholder") and, as a result, the power of attorney conferred by this Section 9.19(b) is revoked by operation of law, it shall not be a breach by such Former Rolph Stockholder under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Rolph Stockholder (each a "Successor Rolph Stockholder") confirms the appointment of the Rolph Stockholders' Representative as agent and attorney-in-fact for such Successor Rolph Stockholder. Notwithstanding the foregoing sentence, if the power of attorney conferred by this Section 9.19(b) is revoked by operation of law and thereafter not confirmed by the Successor Rolph Stockholder prior to the Closing, such revocation shall not be deemed a breach by the Successor Rolph Stockholder of any of the provisions of this Agreement provided that the Securities held by such Successor Rolph Stockholder are delivered for transfer to Buyer at the Closing duly endorsed for transfer or accompanied by stock powers duly endorsed for transfer and further provided that such Successor Rolph Stockholder executes and delivers such other certificates, documents or instruments (including, without limitation, any amendments hereto, and the Deposit Escrow Agreement) that would have been delivered on its behalf by the Rolph Stockholders' Representative had such Successor Rolph Stockholder confirmed the agency and power of attorney conferred by this Section 9.19(b). The Rolph Stockholders' Representative may resign as the Rolph Stockholders' Representative for any reason and at any time by written notice to Buyer and each Rolph Stockholder. If at any time Darrel
      L. Rolph (or any successor Rolph Stockholders' Representative) resigns from his, her or its position as the Rolph Stockholders' Representative, the Majority-in-Interest of the Rolph Stockholders shall designate a successor as soon as practicable and shall notify Buyer in writing of such designation. Upon written notice delivered to Buyer, the Rolph Stockholders may change the identity of the Rolph Stockholders' Representative by written consent signed by the Majority-in-Interest of the Rolph Stockholders (including as a result of the resignation by the Rolph Stockholders' Representative).

              (iv) Each of the Rolph Stockholders hereby consents and agrees to all actions or inactions taken or omitted to be taken in good faith by the Rolph Stockholders' Representative under this Agreement, the Deposit Escrow Agreement or any other Transaction Document and hereby agrees to indemnify and hold harmless the Rolph Stockholders' Representative from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and legal fees and expenses) incurred in any claim, action, dispute or proceeding between any such person or persons and the Rolph Stockholders (or any of them) or between any such person or persons and any third party or otherwise incurred or suffered as a result of or arising out of such actions or inactions.

      9.20 Deletion of Certain Rolph Stockholders.. Darrel L. Rolph, as the Rolph Stockholders' Representative pursuant to the terms and conditions of the Original Agreement, hereby acknowledges and consents to the deletion of the Diane C. Rolph Living Trust, U/A/D 4/21/97, Dawn Sarah Rolph Trust DTD 12/21/77, the Daniel Cody Rolph Trust DTD 12/21/77 and the Darlene R. Knorr Charitable Trust U/A/D 12/23/97 from the Original Agreement.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the Stockholders (directly or through the Margolin Stockholders' Representative or the Rolph Stockholders' Representative, as the case may be, pursuant to the terms and provisions of the Original Agreement) and Buyer have caused this Agreement to be signed, all as of the date first written above.

                             BUYER:

                             LONE STAR U.S. ACQUISITIONS, LLC



                             By:      /s/ DAVID M. WEST
                                ------------------------------------------------
                             Name:        David M. West
                                  ----------------------------------------------
                             Title:       President
                                   ---------------------------------------------


                             STOCKHOLDERS:



                              /s/ FRED H. MARGOLIN
                             ---------------------------------------------------
                             Fred H. Margolin, individually and as the Margolin Stockholders' Representative on behalf of:

                             Ann E. & Fred H. Margolin, Jt. Tn.
                             Ann E. Margolin, Custodian for Jane M. Margolin
                                    UTXUTMA

                             Ann E. Margolin, Custodian for Richard Margolin
                                    UTXUTMA

                             Ann E. Margolin, Trustee of Fred H. Margolin
                                    Legacy Trust

                             Fred H. Margolin, Trustee of Ann E. Margolin
                                     Legacy Trust

                             The Ann E. and Fred H. Margolin Foundation

                                  /s/ DARREL L. ROLPH
                             ---------------------------------------------------
                             Darrel L. Rolph, individually and as the Rolph Stockholders' Representative on behalf of:

                             Darrel L.  Rolph,  Trustee  of the Darrel L. Rolph
                                Living Trust U/A/D 4/21/97


                                  /s/ DAVID K. ROLPH
                             ---------------------------------------------------
                             David K. Rolph

Accepted and Agreed as of the
date first above written:

The undersigned has executed this Agreement for the purpose of consenting to this Agreement and agreeing to be bound by the terms hereof with respect to her present or future community property interest (if any) in all Shares of which her spouse is or will become the record or beneficial owner. Nothing in this Agreement is intended to, and this Agreement shall not, confer any community property interest in any Shares or any other asset to the spouse of any signatory hereto.

      /s/ ANN MARGOLIN
------------------------------------
Ann Margolin

                                    EXHIBIT A

                        FORM OF DEPOSIT ESCROW AGREEMENT

                                   EXHIBIT B-1

                  FORM OF NONCOMPETITION AND RELEASE AGREEMENT
                               (FRED H. MARGOLIN)

                                      B-1-1

                                   EXHIBIT B-2

                  FORM OF NONCOMPETITION AND RELEASE AGREEMENT
                                (DARREL L. ROLPH)


                                     B-2-1

                                   EXHIBIT B-3

                  FORM OF NONCOMPETITION AND RELEASE AGREEMENT
                                (DAVID K. ROLPH)

                                     B-3-1

                                   EXHIBIT C-1

            JOINT NOTICE AND STIPULATION OF DISMISSAL WITH PREJUDICE

                                      C-1-1

                                   EXHIBIT C-2

                  JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

                                      C-2-1

                                    EXHIBIT D

                             FORM OF PROMISSORY NOTE

                                      D-1-1

                               SCHEDULE 2.1(a)(i)

                        SECURITIES OWNED BY STOCKHOLDERS

A     Ownership of Margolin and his Affiliates:
      Common Shares of USRP Stock:
           Fred H. Margolin                                              766,500
           Ann E. Fred H. Margolin, Jt. Tn.                               27,932
           Ann E. Margolin IRA                                             2,190
           Ann E. Margolin, Custodian for Jane M. Margolin UTXUTMA         2,823
           Ann E. Margolin, Custodian for Richard Margolin                 4,110
           Ann E. Margolin Trustee of Fred H. Margolin Legacy Trust      1,833.5
           Fred H. Margolin IRA                                            4,324
           Fred H. Margolin Trustee of Ann E. Margolin Legacy Trust      1,833.5
           The Ann E. and Fred H. Margolin Foundation                      8,800
      Preferred Shares of USRP Stock:
           Ann E. Margolin IRA                                             1,200
           Ann E. Margolin, Custodian for Richard Margolin UTXUTMA         5,000
           Fred H. Margolin IRA                                            4,000
           The Ann E. and Fred H. Margolin Foundation                      5,000
      Options to Purchase Common Shares of USRP Stock:
           Fred Margolin                                                  24,000

B.    Ownership of Darrel L. Rolph and his Affiliates:
      Common Shares of USRP Stock:
           Darrel L. Rolph, Trustee of the Darrel L.
           Rolph Living Trust U/A/D 4/21/97                              526,999

           Diane C. Rolph & Darrel L. Rolph, Trustees
           of the Diane C. Rolph Living Trust, U/A/D 4/21/97              51,000

           Diane C. Rolph, Trustee of the Dawn Sarah Rolph
           Trust DTD 12/21/77                                              4,000

           Diane C. Rolph, Trustee of the Daniel Cody Rolph
           Trust DTD 12/21/77                                              3,000

           Darrel L. Rolph, Trustee of the Darlene R. Knorr
           Charitable Trust U/A/D 12/23/97                                 8,000
      Options to Purchase Common Shares of USRP Stock:
           Darrel L. Rolph, Trustee of the Darrel L. Rolph
           Living Trust U/A/D 4/21/97                                     16,000

C.    Ownership of David K. Rolph
      Common Shares of USRP Stock:                                       515,499
      Options to Purchase Common Shares of USRP Stock:                    16,000

                               SCHEDULE 2.1(a)(ii)

                        SHARES TO BE SOLD BY STOCKHOLDERS
A     Margolin and Margolin Stockholders:
      Common Shares of USRP Stock:
           Fred H. Margolin                                                                         766,500
           Ann E. Fred H. Margolin, Jt. Tn.                                                          27,932
           Ann E. Margolin, Custodian for Jane M. Margolin UTXUTMA                                    2,823
           Ann E. Margolin, Custodian for Richard Margolin                                            4,110
           Ann E. Margolin Trustee of Fred H. Margolin Legacy Trust                                 1,833.5
           Fred H. Margolin Trustee of Ann E. Margolin Legacy Trust                                 1,833.5
           The Ann E. and Fred H. Margolin Foundation                                                 8,800
      Certain shares of USRP common stock owned by Mr. Margolin are pledged to Intrust Bank,
      N.A. in Wichita, Kansas as security for a loan. The loan will be paid off at Closing.

B.    Darrel L. Rolph and the Rolph Stockholders:
      Common Shares of USRP Stock:
           Darrel L. Rolph, Trustee of the Darrel L.
           Rolph Living Trust U/A/D 4/21/97                                                         526,999

C.    David K. Rolph
      Common Shares of USRP Stock:                                                                  515,499

                                 SCHEDULE 2.1(c)

a. Indemnification rights under (i) charter and bylaws of USRP and QSV and (ii) Indemnification Agreements between USRP and each of the Stockholders dated June 1, 1999.
b. Noncompetition and Release Agreements between USRP and each of Margolin, D.L. Rolph and D.K. Rolph to be entered into at the Closing.
c.  Settlement Agreement relating to the Internal Litigation.
d.  Ownership of Securities as set forth on Schedule 2.1(a)(i).
e. Gerald H. Graham has indemnification rights under (i) charter and bylaws of USRP and (ii) an Indemnification Agreement with URRP dated June 1, 1999.